Exhibit 99.1

Asure Announces First Quarter 2023 Results

Reports First Quarter Revenues of $33.1 Million, Up 36% from Prior Year

Raises 2023 Financial Targets and Guidance

AUSTIN, TX – May 8, 2023 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•Revenue of $33.1 million, up 36% from prior-year’s first quarter
•Recurring revenue of $28.0 million, up 22% from prior-year’s first quarter
•Net income of $0.3 million, a $3.4 million improvement from prior-year’s first quarter
•EBITDA(1) of $6.8 million, up $4.3 million from prior-year’s first quarter
•Adjusted EBITDA(1) of $8.2 million, up $4.8 million from prior-year’s first quarter
•Gross profit of $24.4 million, up 58% from prior-year’s first quarter
•Non-GAAP(1) gross profit of $25.7 million (margin of 78%) versus $16.7 million and 68% in prior-year’s first quarter

Recent Business Highlights

•Partnered with Harbor Compliance to simplify federal, state, and local tax registrations and business licensing. This initiative, which is enabled by AsureMarketplace, is expected to alleviate our customers’ administrative burdens by providing a solution for seamless tax payroll registration and compliance with multi-state entity registration requirements.
•Announced integration with ZayZoon to deliver on-demand wages to employees of Asure’s payroll customers. This collaboration enables employees of small businesses to access their earned wages instantly, while promoting financial wellness and providing their employers a distinct competitive advantage for recruitment and retention.

Management Commentary

“Our first quarter results, highlighted by 36% year-over-year revenue growth and strong gains in operating margins, are the result of targeted sales initiatives as well as the positive reception of our increased offerings in AsureMarketplace,” said Asure Chairman and CEO Pat Goepel. “We are investing in the business to enhance the differentiation of our solutions by introducing new products and better user experiences. Moving forward, we will continue working with current and prospective clients to remain intentional with the integrations that we release.

“Financially, we are focused on the dual objectives of organic growth and margin expansion while also monitoring potential acquisitions as market conditions and opportunities arise. As an essential partner for small- and mid-sized businesses, we are committed to providing superior solutions so that our clients can maximize their focus on their core businesses. Over the last year, we have made meaningful progress against that operating plan. Looking ahead, we see significant runway to address a growing end market with a comprehensive set of HCM solutions.”

(1)These figures do not adhere to GAAP and are defined on page 3 of this press release.
1

Asure Increases 2023 Guidance Ranges; Introduces Second Quarter 2023 Guidance

The Company is providing the following guidance for the second quarter and full year 2023 based on first quarter results and recent business trends. This guidance is offered with the knowledge that there is a high level of economic uncertainty in 2023 due to recent inflationary trends and the potential for a recession of unknown severity.

Updated Guidance for 2023

Guidance Range	FY-2023	Q2-2023
Revenue	$111.0M - 113.0M	$25.0M - 26.0M
Adjusted EBITDA(1)	17% - 18%	$2.5M - 3.5M

Previous Guidance for 2023

Guidance Range	FY-2023
Revenue	$105.0M - 107.0M
Adjusted EBITDA(1)	15% - 17%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures are to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 4 of this press release.

Conference Call Details

Asure management will host a conference call Monday, May 8, 2023 at 3:30 pm Central (at 4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website. To listen to the earnings call by phone, participants must pre-register with information available on the Company’s website.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software and Asure Marketplace as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

(1)This figure does not adhere to GAAP and is defined on page 3 of this press release.
2

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results, including, by way of example, revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, bookings, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding and the provision of 2023 financial guidance. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment; the spread of major pandemics or epidemics; interruptions to supply chains and extended shut down of businesses; political unrest, including the current issues between Russia and Ukraine; reductions in employment and an increase in business failures, specifically among its clients; the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs, including the employee retention tax credits; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; interest rates; collection of receivables; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023.

The forward-looking statements, including the financial guidance and 2023 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based.

© 2023 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,438	$17,010
Accounts receivable, net	14,762	12,123
Inventory	218	251
Prepaid expenses and other current assets	5,075	10,304
Total current assets before funds held for clients	41,493	39,688
Funds held for clients	223,465	203,588
Total current assets	264,958	243,276
Property and equipment, net	11,944	11,439
Goodwill	86,011	86,011
Intangible assets, net	63,024	66,594
Operating lease assets, net	6,531	7,065
Other assets, net	6,376	5,523
Total assets	$438,844	$419,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$5,418	$4,106
Accounts payable	1,744	2,194
Accrued compensation and benefits	4,391	5,791
Operating lease liabilities, current	1,671	1,860
Other accrued liabilities	5,013	3,728
Contingent purchase consideration	2,886	2,955
Deferred revenue	4,182	8,461
Total current liabilities before client fund obligations	25,305	29,095
Client fund obligations	225,462	206,088
Total current liabilities	250,767	235,183
Long-term liabilities:
Deferred revenue	728	788
Deferred tax liability	1,430	1,503
Notes payable, net of current portion	30,478	30,795
Operating lease liabilities, noncurrent	6,098	6,459
Other liabilities	132	114
Total long-term liabilities	38,866	39,659
Total liabilities	289,633	274,842
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	210	206
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	436,907	433,586
Accumulated deficit	(280,887)	(281,226)
Accumulated other comprehensive income	(2,002)	(2,483)
Total stockholders’ equity	149,211	145,066
Total liabilities and stockholders’ equity	$438,844	$419,908

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Revenue:
Recurring	$27,956	$23,004
Professional services, hardware and other	5,108	1,329
Total revenue	33,064	24,333
Cost of Sales	8,664	8,869
Gross profit	24,400	15,464
Operating expenses:
Sales and marketing	7,200	4,897
General and administrative	9,956	7,485
Research and development	1,979	1,821
Amortization of intangible assets	3,302	3,432
Total operating expenses	22,437	17,635
Income (Loss) from operations	1,963	(2,171)
Interest expense, net	(1,944)	(820)
Other income, net	83	4
Income (Loss) from operations before income taxes	102	(2,987)
Income tax (benefit) expense	(237)	30
Net income (loss)	339	(3,017)
Other comprehensive gain (loss):
Unrealized gain (loss) on marketable securities	481	(1,063)
Comprehensive income (loss)	$820	$(4,080)

Basic and diluted earnings (loss) per share
Basic	$0.02	$(0.15)
Diluted	$0.02	$(0.15)

Weighted average basic and diluted shares
Basic	20,347	20,041
Diluted	21,041	20,041

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$339	$(3,017)
Adjustments to reconcile income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	4,789	4,754
Amortization of operating lease assets	307	430
Amortization of debt financing costs and discount	169	164
Non-cash interest expense	982	—
Net amortization of premiums and accretion of discounts on available-for-sale securities	(14)	118
Provision for doubtful accounts	652	(48)
(Recovery of) provision for deferred income taxes	(73)	22
Net realized gains on sales of available-for-sale securities	(453)	(203)
Share-based compensation	1,337	729
Loss (gain) on disposals of fixed assets	160	1
Change in fair value of contingent purchase consideration	(69)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,290)	(1,252)
Inventory	33	(40)
Prepaid expenses and other assets	4,850	2,756
Operating lease right-of-use assets	—	2
Accounts payable	(450)	1,072
Accrued expenses and other long-term obligations	(123)	(345)
Operating lease liabilities	(219)	(476)
Deferred revenue	(4,339)	(2,137)
Net cash provided by operating activities	4,588	2,530
Cash flows from investing activities:
Acquisition of intangible asset	—	(1,970)
Purchases of property and equipment	(726)	(55)
Software capitalization costs	(1,158)	(691)
Purchases of available-for-sale securities	(10,189)	(4,504)
Proceeds from sales and maturities of available-for-sale securities	5,426	501
Net cash used in investing activities	(6,647)	(6,719)
Cash flows from financing activities:
Payments of notes payable	(232)	—
Net proceeds from issuance of common stock	1,988	—
Net change in client fund obligations	19,372	21,296
Net cash provided by in financing activities	21,128	21,296
Net increase in cash and cash equivalents	19,069	17,107
Cash and cash equivalents at beginning of period	164,042	198,743
Cash and cash equivalents at end of period	$183,111	$215,850

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$21,438	$12,054
Restricted cash and restricted cash equivalents included in funds held for clients	161,673	203,796
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$183,111	$215,850

Supplemental information:
Cash paid for interest	$1,038	$684
Cash paid for income taxes	$82	$(14)

Non-cash investing and financing activities:
Notes payable issued for acquisitions	$—	$411

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21
Revenue(1)	$33,064	$29,292	$21,903	$20,300	$24,333	$21,113	$17,981	$17,168

Gross Profit to non-GAAP Gross Profit
Gross Profit	$24,400	$21,139	$13,647	$12,261	$15,464	$13,259	$10,868	$9,945
Gross Margin	73.8%	72.2%	62.3%	60.4%	63.6%	62.8%	60.4%	57.9%

Share-based Compensation	31	34	38	35	36	46	45	38
Depreciation	1,009	871	860	815	857	685	710	973
Amortization - intangibles	268	298	296	296	296	354	379	379
One-time expenses
Settlements, penalties & interest	4	3	38	—	1	—	2	9
Non-GAAP Gross Profit	$25,712	$22,345	$14,879	$13,407	$16,654	$14,344	$12,004	$11,344
Non-GAAP Gross Margin	77.8%	76.3%	67.9%	66.0%	68.4%	67.9%	66.8%	66.1%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$7,200	$6,022	$4,752	$4,589	$4,897	$4,318	$3,897	$3,622

Share-based Compensation	124	93	90	64	64	268	220	221
One-time expenses
Settlements, penalties & interest	11	—	—	14	—	—	—	16
Non-GAAP Sales and Marketing Expense	$7,065	$5,929	$4,662	$4,511	$4,833	$4,050	$3,677	$3,385

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$9,956	$9,720	$8,023	$8,696	$7,485	$7,396	$7,005	$6,821

Share-based Compensation	1,142	641	590	615	575	468	484	451
Depreciation	210	168	149	154	170	161	159	159
One-time expenses
Settlements, penalties & interest	102	34	15	283	59	93	369	320
Acquisition and transaction costs	—	—	—	638	—	34	151	7
Other non-recurring expenses	—	—	—	58	49	63	75	—
Non-GAAP General and Administrative Expense	$8,502	$8,877	$7,269	$6,948	$6,632	$6,577	$5,767	$5,884

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,979	$1,627	$1,230	$1,472	$1,821	$1,438	$1,505	$1,343

Share-based Compensation	40	70	80	100	54	39	35	50
Depreciation	—	—	—	—	—	—	3	4
One-time expenses
Settlements, penalties & interest	—	25	3	—	—	—	—	6
Non-GAAP Research and Development Expense	$1,939	$1,532	$1,147	$1,372	$1,767	$1,399	$1,467	$1,283

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21
Revenue(1)	$33,064	$29,292	$21,903	$20,300	$24,333	$21,113	$17,981	$17,168

GAAP Net (Loss) Income to Adjusted EBITDA
GAAP Net (Loss) Income	$339	$(1,056)	$(4,533)	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764

Interest expense, net	1,944	1,429	1,122	1,068	816	1,061	530	223
Income taxes	(237)	(94)	102	74	30	139	260	298
Depreciation	1,219	1,039	1,009	969	1,027	846	872	1,136
Amortization - intangibles	3,570	3,648	3,646	3,649	3,729	3,711	2,912	2,907
EBITDA	$6,835	$4,966	$1,346	$(100)	$2,585	$1,456	$9,902	$8,328
EBITDA Margin	20.7%	17.0%	6.1%	(0.5)%	10.6%	6.9%	55.1%	48.5%

Share-based Compensation	1,337	838	798	814	729	821	784	760
One Time Expenses
Settlements, penalties & interest	117	62	56	297	60	93	371	351
Acquisition and transaction costs	—	—	—	638	—	34	151	7
Other non-recurring expenses	—	—	—	58	49	63	75	—
Other (income) expense, net	(83)	139	(399)	(1,130)	—	(150)	(10,191)	(8,654)
Adjusted EBITDA	$8,206	$6,005	$1,801	$577	$3,423	$2,317	$1,092	$792
Adjusted EBITDA Margin	24.8%	20.5%	8.2%	2.8%	14.1%	11.0%	6.1%	4.6%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Randal Rudniski
Vice President, Financial Planning & Analysis and Investor Relations
512-859-3562
randal.rudniski@asuresoftware.com